Exhibit 99.1

Contact:

Media: Laurine Jue (509) 495-2510 laurine.jue@avistacorp.com

Investors: Stacey Wenz (509) 495-2046 stacey.wenz@avistacorp.com

Avista 24/7 Media Access (509) 495-4174

Avista Corp. Reports Financial Results for the Third Quarter of 2023

SPOKANE, Wash. – Nov. 1, 2023, 4:05 a.m. PDT: Avista Corp. (NYSE: AVA) today reported net income of $14.7 million, or earnings of $0.19 per diluted share, for the third quarter of 2023, compared to a net loss of $5.8 million, or $0.08 per diluted share, for the third quarter of 2022. For the nine months ended Sept. 30, 2023, net income was $87.0 million, or $1.14 per diluted share, compared to $77.2 million, or $1.06 per diluted share for the nine months ended Sept. 30, 2022.

“Avista Utilities' results for the third quarter are ahead of our expectations. Our results reflect the steps we've taken this year to execute our strategy, including constructive regulatory outcomes and our ongoing diligence in managing costs. So much hard work has gone into our execution, work that will continue into 2024 as we file our next multiyear rate plan in Washington," said Avista CEO Dennis Vermillion.

“AEL&P has continued to perform well and is on track to exceed our original guidance.

"The primary driver of results at our other businesses is the recurring valuation of investments, leading to volatility in these results.

"Due to the impacts of the Energy Recovery Mechanism (ERM) in Washington, we are narrowing our 2023 consolidated earnings guidance range to $2.27 to $2.37 per diluted share. Additionally, to reflect better-than-expected performance at Avista Utilities and AEL&P and losses at our other businesses, we are revising our segment guidance," Vermillion added.

Summary Results: Avista Corp.’s results for the third quarter and year-to-date 2023 as compared to the same periods of 2022 are presented in the table below (dollars in thousands, except per-share data):

	Third Quarter		Year-to-Date
	2023	2022	2023	2022
Net Income (Loss) by Business Segment:
Avista Utilities	$13,498	$(5,987)	$83,935	$65,241
AEL&P	288	228	5,689	4,292
Other	930	(39)	(2,579)	7,687
Total net income (loss)	$14,716	$(5,798)	$87,045	$77,220
Earnings (Loss) per Diluted Share by Business Segment:
Avista Utilities	$0.18	$(0.08)	$1.10	$0.90
AEL&P	—	—	0.07	0.06
Other	0.01	—	(0.03)	0.10
Total earnings (loss) per diluted share	$0.19	$(0.08)	$1.14	$1.06

Analysis of 2023 Consolidated Earnings

The table below presents the change in net income and diluted earnings per share for the third quarter and year-to-date 2023 as compared to the same periods in 2022, as well as the various factors, shown on an after-tax basis, that caused such change (dollars in thousands, except per-share data):

	Third Quarter		Year-to-Date
	Net Income (a)	Earnings per Share	Net Income (a)	Earnings per Share
2022 consolidated earnings (loss)	$(5,798)	$(0.08)	$77,220	$1.06
Changes in net income and diluted earnings per share:
Avista Utilities
Electric utility margin (including intracompany) (b)	14,423	0.19	24,972	0.33
Natural gas utility margin (including intracompany) (c)	1,068	0.01	7,781	0.10
Other operating expenses (d)	(432)	—	(7,463)	(0.10)
Depreciation and amortization (e)	(2,643)	(0.03)	(7,302)	(0.09)
Interest expense (f)	(4,489)	(0.06)	(15,919)	(0.21)
Other (g)	4,271	0.06	10,628	0.14
Income tax at effective rate (h)	7,287	0.10	5,997	0.08
Dilution on earnings	n/a	(0.01)	n/a	(0.05)
Total Avista Utilities	19,485	0.26	18,694	0.20
AEL&P earnings	60	—	1,397	0.01
Other businesses earnings (i)	969	0.01	(10,266)	(0.13)
2023 consolidated earnings	$14,716	$0.19	$87,045	$1.14

(a)
The tax impact of each line item was calculated using Avista Corp.'s federal statutory tax rate of 21 percent.
(b)
Electric utility margin (operating revenues less resource costs) increased due to customer growth and the effects of our general rate cases. For the first nine months of 2023, we had a $7.8 million pre-tax expense under the ERM, compared to a $7.3 million pre-tax expense in the nine months of 2022. For the third quarter of 2023, we had a $1.2 million pre-tax expense under the ERM, compared to a $4.5 million pre-tax expense in the third quarter of 2022.

(c)
Natural gas utility margin (operating revenues less resource costs) increased and was impacted primarily by customer growth and the effects of our general rate cases.
(d)
Other operating expenses increased year-to-date primarily due to inflationary pressures resulting in increased labor costs, as well as increased amortizations of previously deferred costs now included in customer rates (resulting in no impact to net income). These increases were offset by the $4.0 million write off of Dry Ash Disposal System assets in the second quarter of 2022, as well as decreased pension expenses.
(e)
Depreciation and amortization increased primarily due to additions to utility plant.
(f)
Interest expense increased compared to 2022 due to a higher level of debt outstanding for capital expenditures, increased deferred resource costs and collateral requirements, and an increase in interest rates.
(g)
Other increased primarily due to increased interest income compared to 2022, including additional interest on deferred regulatory balances as well as increased interest rates, and decreased property taxes.
(h)
For the year-to-date, our effective tax rate was negative 22.9 percent compared to negative 17.8 percent in the prior year. The decrease in our effective tax rate is due to additional tax customer credits from our general rate cases.
(i)
Earnings at our other businesses decreased year-to-date due to net investment losses recognized in 2023 compared to net investment gains recognized in 2022.

Non-Generally Accepted Accounting Principles (Non-GAAP) Financial Measures

The tables above and below include electric utility margin and natural gas utility margin, two financial measures that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company's financial performance, financial position or cash flows that excludes (or includes) amounts that are included (or excluded) in the most directly comparable measure calculated and presented in accordance with GAAP, which for utility margin is utility operating revenues.

The presentation of electric utility margin and natural gas utility margin is intended to enhance the understanding of operating performance. We use these measures internally and believe they provide useful information to investors in their analysis of how changes in loads (due to weather, economic or other conditions), rates, supply costs and other factors impact our results of operations. Changes in loads, as well as power and natural gas supply costs, are generally deferred and recovered from customers through regulatory accounting mechanisms. Accordingly, the analysis of utility margin generally excludes most of the change in revenue resulting from these regulatory mechanisms. We present electric and natural gas utility margin separately below for Avista Utilities since each business has different cost sources, cost recovery mechanisms and jurisdictions, so we believe that separate analysis is beneficial. These measures are not intended to replace utility operating revenues as determined in accordance with GAAP as an indicator of operating performance. Reconciliations of operating revenues to utility margin are set forth below.

The following table presents Avista Utilities' operating revenues, resource costs and resulting utility margin (pre-tax and after-tax) for the three and nine months ended September 30 (dollars in thousands):

	Operating Revenues	Resource Costs	Utility Margin (Pre-Tax)	Income Taxes (a)	Utility Margin (Net of Tax)
For the three months ended Sept. 30, 2023:
Electric	$309,027	$116,729	$192,298	$40,383	$151,915
Natural Gas	74,323	43,741	30,582	6,422	24,160
Less: Intracompany	(13,677)	(13,677)	—	—	—
Total	$369,673	$146,793	$222,880	$46,805	$176,075
For the three months ended Sept. 30, 2022:
Electric	$301,003	$126,962	$174,041	$36,549	$137,492
Natural Gas	70,553	41,323	29,230	6,138	23,092
Less: Intracompany	(21,901)	(21,901)	—	—	—
Total	$349,655	$146,384	$203,271	$42,687	$160,584
For the nine months ended Sept. 30, 2023:
Electric	$849,454	$301,764	$547,690	$115,015	$432,675
Natural Gas	378,242	206,460	171,782	36,074	135,708
Less: Intracompany	(29,277)	(29,277)	—	—	—
Total	$1,198,419	$478,947	$719,472	$151,089	$568,383
For the nine months ended Sept. 30, 2022:
Electric	$850,561	$334,481	$516,080	$108,377	$407,703
Natural Gas	363,984	202,051	161,933	34,006	127,927
Less: Intracompany	(47,503)	(47,503)	—	—	—
Total	$1,167,042	$489,029	$678,013	$142,383	$535,630
(a)
Income taxes for 2023 and 2022 were calculated using Avista Corp.'s federal statutory tax rate of 21 percent.

Liquidity and Capital Resources

Liquidity

As of Sept. 30, 2023, we had $275 million of available liquidity under the Avista Corp. committed line of credit, and $41 million of available liquidity under our letter of credit facility. AEL&P had $24 million of available liquidity as of Sept. 30, 2023.

In March 2023, we issued $250 million of long-term debt. We do not expect to issue any additional long-term debt in 2023.

During the fourth quarter of 2023, we expect to issue $32 million of common stock, depending upon market conditions. We issued $88 million of common stock in the first three quarters of 2023. In 2024, we expect to issue approximately $60 million of common stock and $80 million of long-term debt.

Capital Expenditures and Other Investments

Avista Utilities’ capital expenditures were $347 million for the nine months ended Sept. 30, 2023, and our planned Avista Utilities’ capital expenditures are $475 million for the year. We expect AEL&P’s capital expenditures to total $17 million in 2023.

We have increased our expectations for Avista Utilities' capital expenditures to $500 million for 2024, $525 million for 2025, and $550 million for 2026.

In addition, we expect to invest $15 million in 2023 at our other businesses related to non-regulated investment opportunities and economic development projects in our service territory.

2023 Earnings Guidance and Outlook

Avista Corp. is narrowing its 2023 consolidated earnings guidance range, as presented in the following table:

	Original 2023 Guidance	Revised 2023 Guidance
Avista Utilities	$2.15 - $2.31	$2.18 - $2.24
AEL&P	$0.08 - $0.10	$0.10 - $0.12
Other	$0.04 - $0.06	$(0.01) - $0.01
Consolidated	$2.27 - $2.47	$2.27 - $2.37

The revised Avista Utilities range incorporates higher costs under the ERM, which we expect to be a decrease to earnings of $0.08 per diluted share for the year. We expect to be in the 90 percent customer/10 percent Company sharing band. Our guidance assumes timely and appropriate rate relief in all of our jurisdictions.

Our guidance does not include the effect of unusual or non-recurring items until the effects are known and certain. Various factors could cause actual results to differ materially from our expectations, including our earnings guidance. Please refer to our 10-K for 2022 and 10-Q for the third quarter of 2023, and the cautionary statements below, for a full discussion of these factors.

NOTE: We will host a conference call with financial analysts and investors on Nov. 1, 2023, at 10:30 a.m. ET to discuss this news release. This call can be accessed on Avista’s website at investor.avistacorp.com. You must register for the call via the link at Avista’s website (investor.avistacorp.com) to access the call-in details for the webcast. A replay of the webcast will be available for one year on the Avista Corp. web site at investor.avistacorp.com.

Avista Corp. is an energy company involved in the production, transmission and distribution of energy as well as other energy-related businesses. Avista Utilities is our operating division that provides electric service to 415,000 customers and natural gas to 378,000 customers. Our service territory covers 30,000 square miles in eastern Washington, northern Idaho and parts of southern and eastern Oregon, with a population of 1.7 million. AERC is an Avista subsidiary that, through its subsidiary AEL&P, provides retail electric service to 18,000 customers in the city and borough of Juneau, Alaska. Our stock is traded under the ticker symbol “AVA”. For more information about Avista, please visit www.avistacorp.com.

Avista Corp. and the Avista Corp. logo are trademarks of Avista Corporation.

This news release contains forward-looking statements, including statements regarding our current expectations for future financial performance and cash flows, capital expenditures, financing plans, our current plans or objectives for future operations and other factors, which may affect the company in the future. Such statements are subject to a variety of risks, uncertainties and other factors, most of which are beyond our control and many of which could have significant impact on our operations, results of operations, financial condition or cash flows and could cause actual results to differ materially from those anticipated in such statements.

The following are among the important factors that could cause actual results to differ materially from the forward-looking statements:

Utility Regulatory Risk

state and federal regulatory decisions or related judicial decisions that affect our ability to recover costs and earn a reasonable return including, but not limited to, disallowance or delay in the recovery of capital investments, operating costs, commodity costs, interest rate swap derivatives, the ordering of refunds to customers and discretion over allowed return on investment; the loss of regulatory accounting treatment, which could require the write-off of regulatory assets and the loss of regulatory deferral and recovery mechanisms;

Operational Risk

political unrest and/or conflicts between foreign nation-states, which could disrupt the global, national and local economy, result in increases in operating and capital costs, impact energy commodity prices or our ability to access energy resources, create disruption in supply chains, disrupt, weaken or create volatility in capital markets, and increase cyber security risks. In addition, any of these factors could negatively impact our liquidity and limit our access to capital, among other implications; wildfires ignited, or allegedly ignited, by our equipment or facilities could cause significant loss of life and property or result in liability for resulting fire suppression costs, thereby causing serious operational and financial harm; severe weather or natural disasters, including, but not limited to, avalanches, wind storms, wildfires, earthquakes, extreme temperature events, snow and ice storms that could disrupt energy generation, transmission and distribution, as well as the availability and costs of fuel, materials, equipment, supplies and support services; explosions, fires, accidents, mechanical breakdowns or other incidents that could impair assets and may disrupt operations of any of our generation facilities, transmission, and electric and natural gas distribution systems or other operations and may require us to purchase replacement power or incur costs to repair our facilities; explosions, fires, accidents or other incidents arising from or allegedly arising from our operations that could cause injuries to the public or property damage; blackouts or disruptions of interconnected transmission systems (the regional power grid); terrorist attacks, cyberattacks or other malicious acts that could disrupt or cause damage to our utility assets or to the national or regional economy in general, including any effects of terrorism, cyberattacks, ransomware, or vandalism that damage or disrupt information technology systems; pandemics, which could disrupt our business, as well as the global, national and local economy, resulting in a decline in customer demand, deterioration in the creditworthiness of our customers, increases in operating and capital costs, workforce shortages, losses or disruptions in our workforce due to vaccine mandates, delays in capital projects, disruption in supply chains, and disruption, weakness and volatility in capital markets. In addition, any of these factors could negatively impact our liquidity and limit our access to capital, among other implications; work-force issues, including changes in collective bargaining unit agreements, strikes, work stoppages, the loss of key executives, availability of workers in a variety of skill areas, and our ability to recruit and retain employees; changes in the availability and price of purchased power, fuel and natural gas, as well as transmission capacity; increasing costs of insurance, more restrictive coverage terms and our ability to obtain insurance; delays or changes in construction costs, and/or our ability to obtain required permits and materials for present or prospective facilities; increasing health care costs and cost of health insurance provided to our employees and retirees; increasing operating costs, including effects of inflationary pressures; third party construction of buildings, billboard signs, towers or other structures within our rights of way, or placement of fuel containers within close proximity to our transformers or other equipment, including overbuilding atop natural gas distribution lines; the loss of key suppliers for materials or services or other disruptions to the supply chain; adverse impacts to our Alaska electric utility (AEL&P) that could result from an extended outage of its hydroelectric generating resources or their inability to deliver energy, due to their lack of interconnectivity to any other electrical grids and the availability or cost of replacement power (diesel); changing river or reservoir regulation or operations at hydroelectric facilities not owned by us, which could impact our hydroelectric facilities downstream;

Climate Change Risk

increasing frequency and intensity of severe weather or natural disasters resulting from climate change, that could disrupt energy generation, transmission and distribution, as well as the availability and costs of fuel, materials, equipment, supplies and support services; change in the use, availability or abundancy of water resources and/or rights needed for operation of our hydroelectric facilities, including impacts resulting from climate change;

Cyber and Technology Risk

cyberattacks on the operating systems used in the operation of our electric generation, transmission and distribution facilities and our natural gas distribution facilities, and cyberattacks on such systems of other energy companies with which we are interconnected, which could damage or destroy facilities or systems or disrupt operations for extended periods of time and result in the incurrence of liabilities and costs; cyberattacks on the administrative systems used in the administration of our business, including customer billing and customer service, accounting, communications, compliance and other administrative functions, and cyberattacks on such systems of our vendors and other companies with which we do business, resulting in the disruption of business operations, the release of private information and the incurrence of liabilities and costs; changes in costs that impede our ability to implement new information technology systems or to operate and maintain current production technology; changes in technologies, possibly making some of the current technology we utilize obsolete or introducing new cyber security risks and other new risks inherent in the use, by either us or our counterparties, of new technologies in the developmental stage including, without limitation, generative artificial intelligence; changes in the use, perception, or regulation of generative artificial intelligence technologies, which could limit our ability to utilize such technology, create risk of enhanced regulatory scrutiny, generate uncertainty around intellectual property ownership, licensing or use, or which could otherwise result in risk of damage to our business, reputation or financial results; insufficient technology skills, which could lead to the inability to develop, modify or maintain our information systems;

Strategic Risk

growth or decline of our customer base due to new uses for our services or decline in existing services, including, but not limited to, the effect of the trend toward distributed generation at customer sites; the potential effects of negative publicity regarding our business practices, whether true or not, which could hurt our reputation and result in litigation or a decline in our common stock price; changes in our strategic business plans, which could be affected by any or all of the foregoing, including the entry into new businesses and/or the exit from existing businesses and the extent of our business development efforts where potential future business is uncertain; wholesale and retail competition including alternative energy sources, growth in customer-owned power resource technologies that displace utility-supplied energy or may be sold back to the utility, and alternative energy suppliers and delivery arrangements; non-regulated activities may increase earnings volatility and result in investment losses; the risk of municipalization or other forms of service territory reduction;

External Mandates Risk

changes in environmental laws, regulations, decisions and policies, including, but not limited to, regulatory responses to concerns regarding climate change, efforts to restore anadromous fish in areas currently blocked by dams, more stringent requirements related to air quality, water quality and waste management, present and potential environmental remediation costs and our compliance with these matters; the potential effects of initiatives, legislation or administrative rulemaking at the federal, state or local levels, including possible effects on our generating resources, prohibitions or restrictions on new or existing services, or restrictions on greenhouse gas emissions to mitigate concerns over global climate changes, including future limitations on the usage and distribution of natural gas political pressures or regulatory practices that could constrain or place additional cost burdens on our distribution systems through accelerated adoption of distributed generation or electric-powered transportation or on our energy supply sources, such as campaigns to halt fossil fuel-fired power generation and opposition to other thermal generation, wind turbines or hydroelectric facilities; failure to identify changes in legislation, taxation and regulatory issues that could be detrimental or beneficial to our overall business; policy and/or legislative changes in various regulated areas, including, but not limited to, environmental regulation, healthcare regulations and import/export regulations;

Financial Risk

weather conditions, which affect both energy demand and electric generating capability, including the impact of precipitation and temperature on hydroelectric resources, the impact of wind patterns on wind-generated power, weather-sensitive customer demand, and similar impacts on supply and demand in the wholesale energy markets; our ability to obtain financing through the issuance of debt and/or equity securities and access to our funds held with financial institutions, which could be affected by various factors including our credit ratings, interest rates, other capital market conditions and global economic conditions; changes in interest rates that affect borrowing costs, our ability to effectively hedge interest rates for anticipated debt issuances, variable interest rate borrowing and the extent to which we recover interest costs through retail rates collected from customers; volatility in energy commodity markets that affect our ability to effectively hedge energy commodity risks, including cash flow impacts and requirements for collateral; changes in actuarial assumptions, interest rates and the actual return on plan assets for our pension and other postretirement benefit plans, which could affect future funding obligations, pension and other postretirement benefit expense and the related liabilities; the outcome of legal proceedings and other contingencies; economic conditions in our service areas, including the economy's effects on customer demand for utility services; economic conditions nationally may affect the valuation of our unregulated portfolio companies; declining energy demand related to customer energy efficiency, conservation measures and/or increased distributed generation; changes in the long-term climate and weather could materially affect, among other things, customer demand, the volume and timing of streamflows required for hydroelectric generation, costs of generation, transmission and distribution. Increased or new risks may arise from severe weather or natural disasters, including wildfires as well as their increased occurrence and intensity related to changes in climate; industry and geographic concentrations which could increase our exposure to credit risks due to counterparties, suppliers and customers being similarly affected by changing conditions; deterioration in the creditworthiness of our customers;

Energy Commodity Risk

volatility and illiquidity in wholesale energy markets, including exchanges, the availability of willing buyers and sellers, changes in wholesale energy prices that could affect operating income, cash requirements to purchase electricity and natural gas, value received for wholesale sales, collateral required of us by individual counterparties and/or exchanges in wholesale energy transactions and credit risk to us from such transactions, and the market value of derivative assets and liabilities; default or nonperformance on the part of any parties from whom we purchase and/or sell capacity or energy; potential environmental regulations or lawsuits affecting our ability to utilize or resulting in the obsolescence of our power supply resources; explosions, fires, accidents, pipeline ruptures or other incidents that could limit energy supply to our facilities or our surrounding territory, which could result in a shortage of commodities in the market that could increase the cost of replacement commodities from other sources;

Compliance Risk

changes in laws, regulations, decisions and policies at the federal, state or local levels, which could materially impact both our electric and gas operations and costs of operations; and the ability to comply with the terms of the licenses and permits for our hydroelectric or thermal generating facilities at cost-effective levels.

For a further discussion of these factors and other important factors, please refer to our Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 2023. The forward-looking statements contained in this news release speak only as of the date hereof. We undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which such statement is made or to reflect the occurrence of unanticipated events. New risks, uncertainties and other factors emerge from time to time, and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on our business or the extent to which any such factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

To unsubscribe from Avista’s news release distribution, send reply message to lena.funston@avistacorp.com.

Issued by: Avista Corporation